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                                                                    Exhibit 5.1

KENNETH R. VENNERA, ESQUIRE
General Counsel
Direct Dial: 610-814-6832
Email: kvennera@edentify.us

      As of January 18, 2006

      Board of Directors
      Edentify, Inc.
      74 W. Broad Street
      Bethlehem, PA 18018

            Re: Edentify, Inc.

      Ladies and Gentlemen:

      This opinion is furnished to you in connection with a Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the registration for resale from time to time of an aggregate of 15,950,000 shares of common stock, $.001 par value per share, (the "Shares") of Edentify, Inc., a Nevada corporation (the "Company") including Shares to be issued pursuant to the exercise of warrants to purchase Shares and pursuant to the conversion of convertible debentures issued by the Company to the selling shareholders. All of the Shares are being registered on behalf of, and will be offered and sold by, the selling shareholders named in the Registration Statement.

      In connection with delivering this opinion, I, as general counsel to the Company, have reviewed the following documents:

      1. The Registration Statement;

      2. The articles of incorporation of the Company presently in effect;

      3. The bylaws of the Company certified by the Company as presently in effect;

      4. Resolutions adopted by the Board of Directors of the Company on March 10, 2006, ratifying, and authorizing the filing as of January 18, 2006 of the Registration Statement and the matters related thereto; and

      5. Such other documents relating to the Registration Statement and the issuance and sale of the Shares by the Company as we have deemed appropriate.

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Edentify Board of Directors
As of January 18, 2006
Page 2 of 2

Based upon my review of the above, and subject to the qualifications, limitations, assumptions and exceptions set forth below, it is my opinion that:

      (a) the Company is duly organized and validly existing and in good standing under the laws of the State of Nevada; and

      (b) upon exercise of the warrants or conversion of the Debentures, the Shares will be duly authorized and are validly issued, fully paid and non-assessable.

In providing this opinion I have assumed, without investigation, the authenticity of documents submitted to me by management of the Company and others as originals, the conformity to the originals of any document submitted to me as a copy, the authenticity of the originals of such documents submitted to me as copies, the genuineness of all signatures and the legal capacities of natural persons.

My opinion set forth herein is based upon and relies upon the current state of the law and, in all respects, is subject to and may be limited by future legislation and regulations as well as developing case law. I assume no obligation to update or supplement my opinion set forth herein to reflect any facts or circumstances that may hereafter come to my attention or any changes in laws or regulations or any judicial decisions that may hereafter occur.

I am admitted to the Bar of the Commonwealth of Pennsylvania, and I do not express any opinion as to the laws of any other jurisdiction, except as to matters that may be determined by reference to Delaware General Corporation Law.

This opinion is intended solely for the information of the addressee hereof and is not to be quoted in whole or in part nor is it to be filed with any governmental agency or other person without my prior written consent. No other person or entity is entitled to rely on this opinion without my prior written consent.

I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                           Very truly yours,

                                           /s/ Kenneth R. Vennera

                                           Kenneth R. Vennera
                                           General Counsel